PRISTINE SOLUTIONS, INC. 8-K

Exhibit 10.6

PROCUREMENT AND ENFORCEMENT
OF INTELLECTUAL PROPERTY

1332 Anacapa Street
Suite 120
Santa Barbara, CA 93101-2090
(805) 962-1515

C&T

CISLO & THOMAS LLP
Attorneys at Law

233 Wilshire Boulevard
Suite 900
Santa Monica, CA 90401-1211
L.A. (323) 870-1163
(310) 451-0647
Facsimile (310) 394-4477
www.cislo.com

PATENT, TRADEMARK
COPYRIGHT & RELATED MATTERS

2829 Townsgate Road
Suite 310
Westlake Village, CA 91361-3006
(805) 496-1164

RETAINER AGREEMENT

This AGREEMENT is between **EATON SCIENTIFIC** hereinafter "CLIENT(S)," and **CISLO & THOMAS LLP**, hereinafter "ATTORNEYS." CLIENT(S) retains ATTORNEYS to represent CLIENT(S) in the matters identified below, and agree to pay ATTORNEYS, inclusive of costs associated with said matters, in the manner set forth in this agreement.

Estimated fees shall be $2,000.00- $2,500.00 plus the three- month government extension fee of $635.00, **with $2,500.00 having already been paid on September 14, 2012**, as a minimum fee and retainer. Estimated fees are computed as quoted in the following: **preparation and filing of response to office action and extension of time associated with patent application**, which fees shall be payable as billed. Such fees are an estimate for the work indicated, and any other work required shall be in addition to the fees quoted at the ATTORNEYS' regular hourly rate not to exceed $475.00 per hour for a partner's time, and lesser amounts for other attorneys (and including any charges incurred in rendering services, e.g., Office Action reviews, recommendations and responses) as future fees should be expected. CLIENT(S) shall be billed three-quarter (¾) hour for review of, docketing and reporting to the CLIENT(S) any Office Action received from the Patent, Copyright or Trademark Offices. Any costs incurred shall be charged with a five percent addition for handling and payment.

CLIENT(S) acknowledges that ATTORNEYS shall not initiate, bring, or sustain any new work other than that specified above absent written instructions and an additional retainer agreement for that work. ATTORNEYS may proceed, however, to provide additional services at the ATTORNEYS' regular hourly rate and including any charges incurred in rendering services, and CLIENT(S) shall be bound by the terms of this Agreement should ATTORNEYS need to perform that work to protect CLIENT(S)'s rights. CLIENT(S) shall notify ATTORNEYS in writing by certified mail of any change of address.

CLIENT(S) agrees to pay such additional fees and costs as may come due on a continuing basis and in no event later than fifteen (15) days from the time that bills are presented. CLIENT(S) shall raise any questions concerning any bill within thirty (30) days of receipt from ATTORNEYS; thereafter all bills shall be deemed to be reasonably incurred. In the event that CLIENT(S) does not make prompt payment as set forth herein or respond to ATTORNEYS' letters within thirty (30) days, ATTORNEYS shall have the option of withdrawing from representation of CLIENT(S) in the matters described herein, and CLIENT(S) agrees that ATTORNEYS may file appropriate papers with the proper authorities to be relieved of further representation of CLIENT(S).

In the event that a claim or action is instituted on this contract by ATTORNEYS, ATTORNEYS shall be entitled to collect such attorneys' fees and costs associated with the bringing of said claim or action, together with any costs or loss associated with the assigning of this matter for collection. CLIENT(S) and ATTORNEYS agree to binding arbitration to resolve all disputes between the parties which exceed $5,000.00 in value to be conducted in Los Angeles/Santa Monica, California by the American Arbitration Association, except as to any ATTORNEYS fees and costs. If suit is instituted for fees by ATTORNEYS or their collection agency, CLIENT(S) will be advised in writing of CLIENT(S)'S right to arbitration of fees by the State Bar of California.

Agreeing hereto, the parties execute this contract on the day and year written below.

ATTORNEYS **CISLO & THOMAS LLP**	**CLIENT(S)** **EATON SCIENTIFIC**
______________________	(Signature, Name and Title)
	Ted Withrow
Amount Received: $__________	**1327 Ocean Avenue, Suite B**
Check Number: __________	**Santa Monica, California 90401**
Date: **Sept. , 2012**	
Docket No.: **06-17254**	(Date)